UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

SOLAR ENERGY INITIATIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 A1A North, Suite 201, Ponte Vedra Beach, Florida 32082
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (904) 644-6090

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, NY  10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 10, 2009, Solar Energy Initiatives, Inc. (the “Company”) filed a complaint in the Circuit Court, Seventh Judicial Circuit, St. Johns County, Florida (the “Court”) against Bradley C. Holt, a director of the Company (Mr. Holt”), and JJR Power, LLC, a Minnesota corporation (“JJR”), alleging, among other things, breach of contract by Mr. Holt with respect to his employment agreement with the Company, breach of contract by Mr. Holt with respect to his consulting agreement with the Company, breach of fiduciary duties and breach of loyalty by Mr. Holt in his capacity as an officer and director of the Company, constructive fraud by Mr. Holt, breach of contract by JJR with respect to a non-disclosure agreement with the Company and misappropriation of trade secrets by Mr. Holt and JJR Power.  The Company is seeking injunctive relief from Mr. Holt and JJR with respect to the agreements described above as well as damages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: July 13, 2008	By:	/s/ David Fann
David Fann
Chief Executive Officer